Exhibit 99.1

SeaStar Medical Announces 25-for-1 Reverse Stock Split

DENVER (June 6, 2024) – SeaStar Medical Holding Corporation(Nasdaq: ICU), a medical device company developing proprietary solutions to reduce the consequences of hyperinflammation on vital organs, announces the Company’s 25-for-1 reverse stock split, which will become effective at June 7, 2024 at 5:00 PM EDT. The Company’s common stock will begin trading on a split-adjusted basis on The Nasdaq Capital Market (Nasdaq) effective with the open of the market on June 10, 2024. SeaStar Medical’s stock will continue to trade under the ticker symbol “ICU.”

Authorization for the reverse stock split was approved by the Company’s stockholders at SeaStar Medical’s 2023 Special Meeting of Stockholders held on September 6, 2023. The objective of the reverse stock split is to increase the market price for the Company’s common stock to, among things, enable the Company to regain compliance with the $1.00 minimum bid price requirement under applicable Nasdaq Listing Rules. The Company's common stock will trade under a new CUSIP number – 81256L203.

As a result of the reverse stock split, each 25 pre-split shares of common stock outstanding will automatically combine and convert to 1 issued and outstanding share of common stock. Stockholders of record who otherwise would be entitled to receive fractional shares will receive one whole share of common stock in lieu of such fractional share. The reverse stock split reduces the number of shares of common stock issuable upon the conversion of the Company’s outstanding shares of preferred stock and the exercise or vesting of its outstanding stock options and warrants in proportion to the ratio of the reverse stock split and causes a proportionate increase in the conversion and exercise prices of such preferred stock, stock options and warrants.

Stockholders of record will receive information regarding their share ownership following the reverse stock split from the Company’s transfer agent, Continental Stock Transfer and Trust Company. Continental Stock Transfer and Trust Company can be reached at 800-509-8856. Stockholders owning shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split and will not be required to take further action in connection with the reverse stock split, subject to brokers’ particular processes.

For additional information regarding the reverse stock split, please refer to SeaStar Medical’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About SeaStar Medical

SeaStar Medical is a medical technology company that is redefining how extracorporeal therapies may reduce the consequences of excessive inflammation on vital organs. SeaStar Medical’s novel technologies rely on science and innovation to provide life-saving solutions to critically ill patients. The Company is developing and commercializing cell-directed extracorporeal therapies that target the effector cells that drive systemic inflammation, causing direct tissue damage and secreting a range of pro-inflammatory cytokines that initiate and propagate imbalanced immune responses. For more information visit www.seastarmedical.com or visit us on LinkedIn or X.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, the proposed reverse stock split and compliance with NASDAQ listing requirements. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside SeaStar Medical’s control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results include, but are not limited to: (i) the risk that SeaStar Medical may not be able to obtain regulatory approval of its SCD product candidates; (ii) the risk that SeaStar Medical may not be able to raise sufficient capital to fund its operations, including clinical trials; (iii) the risk that SeaStar Medical and its current and future collaborators are unable to successfully develop and commercialize its products or services, or experience significant delays in doing so, including failure to achieve approval of its products by applicable federal and state regulators, (iv) the risk that SeaStar Medical may never achieve or sustain profitability; (v) the risk that SeaStar Medical may not be able to access funding under existing agreements; (vi) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations, (vii) the risk of product liability or regulatory lawsuits or proceedings relating to SeaStar Medical’s products and services, (viii) the risk that SeaStar Medical is unable to secure or protect its intellectual property, and (ix) other risks and uncertainties indicated from time to time in SeaStar Medical’s Annual Report on Form 10-K, including those under the “Risk Factors” section therein and in SeaStar Medical’s other filings with the SEC. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SeaStar Medical assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

LHA Investor Relations

Jody Cain

(310) 691-7100

Jcain@lhai.com

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